SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2004

DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other Jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3300 Enterprise Parkway, Beachwood, Ohio 44122

Registrant’s telephone number, including area code (216) 755-5500

N/A

(Former name of former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Ratio of Earnings to Fixed Charges/Pref Dividends
Calculation of Ratio of Earnings to Fixed Charges

Item 5. Other Events

Probable Acquisition Properties

The Company entered into an agreement to purchase interests in 110 retail real estate assets (“Probable Acquisition Properties”), with 18.8 million square feet of GLA, from Benderson Development Company and related entities (“Benderson”). Information regarding these real estate assets is attached as SCHEDULE A. The purchase price of the assets is expected to be approximately $2.3 billion, less assumed debt and a 2% equity interest retained by Benderson. The Company intends to acquire an interest in 96 properties and Benderson will retain a 2% equity interest in certain properties in the form of operating partnership units (“OP Units”). The Company intends to assign its rights under the purchase agreement to acquire the interests in the other 14 retail real estate assets valued at approximately $0.3 billion to an effectively owned 14.5% equity affiliate. The transaction is expected to close during the second quarter of 2004. The Company intends to fund the transaction through a combination of assumed debt, new debt financing, asset transfers and equity from both public and private sources. Although the Company believes that this structure is probable, there can be no assurance that the Company will assign an ownership interest in the 14 Probable Acquisition Properties through this equity investment structure, or that the actual financings, as reflected herein, will be consummated as anticipated.

The Benderson assets include locations in eleven states, with over 80.0% of the GLA in New York and New Jersey. The Benderson assets are approximately 94.0% leased and the largest tenants, based on revenues, include Tops Market (Ahold USA), Wal-Mart/Sam’s Club, Home Depot and Dick’s Sporting Goods. The Company currently owns less than 100,000 square feet of GLA in New York and approximately 2.7 million square feet of GLA in New Jersey. Upon completion of the transaction, the Company will own or manage over 470 operating and development retail properties in 44 states, with over 100 million square feet of GLA. The Company entered into this purchase agreement to acquire the largest, privately owned retail shopping center portfolio in the country in markets where the Company previously did not have a strong presence.

The Company and a joint venture intend to transfer nine shopping center assets (“Proposed Asset Transfers”), eight of which are currently wholly owned and valued at approximately $0.2 billion and one of which is held through a 50% joint venture interest and valued at approximately $50 million, to an effectively owned 14.5% equity affiliate. These properties aggregate approximately 1.7 million square feet of Company-owned GLA. The Company intends to transfer these properties as a means to accommodate the growth strategy associated with the equity affiliate and to facilitate raising a portion of the equity to fund the acquisition of the Probable Acquisition Properties.

The acquisition of, or investment in, the Probable Acquisition Properties will be pursuant to an agreement for the sale and purchase of each property or interest therein between Benderson and the Company. The factors considered by the Company in determining the price to be paid for the properties included their: historical and/or expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and/or new tenancies, current operating costs and taxes on the properties and anticipated changes therein under Company ownership, the outlots and expansion areas available, the physical condition and locations of the properties, the anticipated effect on the Company’s financial results (including particularly Funds From Operations) and the ability to sustain and potentially increase their distributions to Company shareholders. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, but determined the prices it was willing to pay primarily on the factors discussed above related to the properties themselves and their fit with the Company’s operations. Separate independent appraisals were not obtained in determining the purchase price of the properties. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported, where available, to not be necessarily indicative of future operating results.

Merger with JDN Realty Corporation

The Company and JDN Realty Corporation’s (“JDN”) shareholders approved a definitive merger agreement pursuant to which JDN shareholders received 0.518 common shares of DDR in exchange for each share of JDN common stock on March 13, 2003. The transaction valued JDN at approximately $1.1 billion, which included $606.2 million of assumed debt at fair market value and $50 million of voting preferred shares. Through this merger, DDR acquired 102 retail assets aggregating 23 million square feet including 16 development properties comprising approximately six million square feet of total GLA. The revenues and expenses of JDN are included in DDR’s historical results of operations from the date of the merger, March 13, 2003. The Company entered into the merger to acquire a larger portfolio of assets.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

This Current Report on Form 8-K is being filed to update the pro forma financial information for the year ended December 31, 2003 for the acquisition of JDN and acquisition of the Probable Acquisition Properties from Benderson.

The audited statements of JDN were included in the Company’s Current Report on Form 8-K dated and filed on January 20, 2004.

During 2003 and from January 1, 2004 to April 12, 2004, the Company has acquired several shopping center properties and/or partnership interests that are individually and in the aggregate insignificant. As a result, the information is not presented herein.

Financial Statements

•	Audited combined statements of revenues and certain expenses for the year ended December 31, 2003 for the Probable Acquisition Properties are presented as follows:

Benderson Development Company Portfolio I — 96 Probable Acquisition Properties to

be acquired directly by the Company

Benderson Development Company Portfolio II — 14 Probable Acquisition Properties to be acquired by an effectively owned 14.5% equity affiliate

•	None of the other properties acquired in 2003 or from January 1, 2004 to April 12, 2004, individually or in the aggregate, constitute a “significant subsidiary” pursuant to the S-X rules.

Pro Forma Financial Information (unaudited)

Unaudited pro forma financial information for the Company is presented as follows:

•	Pro forma condensed consolidated balance sheet at December 31, 2003

•	Pro forma condensed consolidated statement of operations for the year ended December 31, 2003

•	Estimated twelve month pro forma statement of taxable net operating income and operating funds available for the period ended December 31, 2003

Exhibits

(12.1)	Calculation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

(12.2)	Calculation of Ratio of Earnings to Fixed Charges

SCHEDULE A

BENDERSON DEVELOPMENT ACQUISITION PORTFOLIO

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION	INTEREST	GLA	LEASED	ANCHOR TENANTS
1	MEADOWS SQUARE	BOYNTON BEACH	FL	Probable Acquisition	100%	106,224	99.7%	Publix Supermarket
2	ROTONDA PLAZA	ENGLEWOOD	FL	Probable Acquisition	100%	46,835	100.0%	Food Lion
3	ARLINGTON ROAD PLAZA	JACKSONVILLE	FL	Probable Acquisition	100%	182,098	90.7%	Food Lion
4	HIGHLANDS PLAZA	LAKELAND	FL	Probable Acquisition	100%	102,572	93.4%	Winn Dixie Stores
5	THE VILLAGE SHOPPING CTR.	ORANGE PARK	FL	Probable Acquisition	100%	73,081	100.0%	Beall’s Dept. Stores
6	HORIZON PARK	TAMPA	FL	Probable Acquisition	100%	214,484	95.5%	Home Depot, Staples, Pearl Artist Craft & Supply
7	HOME DEPOT — ORLAND PARK	ORLAND PARK	IL	Probable Acquisition	100%	149,498	96.1%	Home Depot
8	TURFWAY SHOPPING CENTER	FLORENCE	KY	Probable Acquisition	100%	133,985	98.5%	Winn Dixie, Big Lots
9	EASTWOOD SHOPPING CT	FRANKFORT	KY	Probable Acquisition	100%	155,226	91.7%	Save-A-Lot Food Store, Sears
10	OUTER LOOP PLAZA	LOUISVILLE	KY	Probable Acquisition	100%	120,477	90.2%	Value Discount, Family Recreation
11	ALPINE AVE. — WALKER	WALKER	MI	Probable Acquisition	100%	93,877	55.2%	Circuit City
12	MOORESVILLE CONSUMER SQ.	MOORESVILLE	NC	Probable Acquisition	100%	447,946	90.1%	Wal*Mart Supercenter, Amstar Theater
13	UNION TOWN CENTER	UNION COUNTY	NC	Probable Acquisition	100%	102,400	72.2%	Food Lion
14	WRANGLEBORO CONSUMER SQ.	MAYS LANDING	NJ	Probable Acquisition	100%	839,446	97.6%	Best Buy, Kohl’s, Staples, Babies ‘R’ Us, Dicks Sporting Goods, BJ’s Wholesale Club, Seaman’s Furniture, Linens ‘N Things, Michael’s, Target, PETsMART, Borders

BENDERSON DEVELOPMENT ACQUISITION PORTFOLIO

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION	INTEREST	GLA	LEASED	ANCHOR TENANTS
15	HAMILTON COMMONS	MAYS LANDING	NJ	Probable Acquisition	100%	398,137	94.4%	Bed Bath & Beyond, Ross Stores, Sports Authority, Marshalls, Circuit City, Regal Cinema
16	MONMOUTH CONSUMER SQUARE	WEST LONG BRANCH	NJ	Probable Acquisition	100%	292,999	100.0%	Sports Authority, Barnes & Noble, PETsMART, Home Depot
17	TOPS — ALDEN, NY	ALDEN	NY	Probable Acquisition	100%	67,992	93.2%	Tops Market
18	TOPS — ROBINSON RD. PLAZA	AMHERST	NY	Probable Acquisition	100%	145,192	100.0%	Tops Market, Shanor Lighting Center
19	TOPS — TRANSIT COMMONS	AMHERST	NY	Probable Acquisition	100%	112,427	95.1%	Tops Market
20	UNIVERSITY PLAZA	AMHERST	NY	Probable Acquisition	100%	162,686	94.2%	Tops Market, A.J. Wright
21	BARNES & NOBLE — TRANSIT RD.	AMHERST	NY	Probable Acquisition	14.5%	16,030	100.0%	Barnes & Noble
22	BOULEVARD CONSUMER SQUARE	AMHERST	NY	Probable Acquisition	100%	708,442	94.1%	Barnes & Noble, Babies ‘R’ Us, Target, A.C. Moore, Bed Bath & Beyond, Best Buy, Lowes, Kmart, DSW Shoe Warehouse
23	BURLINGTON/JOANN PLAZA	AMHERST	NY	Probable Acquisition	100%	199,496	97.2%	Burlington Coat, Jo-Ann Fabrics
24	DICK’S — MAPLE RD.	AMHERST	NY	Probable Acquisition	100%	55,745	100.0%	Dicks Sporting Goods
25	TOPS — ARCADE	ARCADE	NY	Probable Acquisition	100%	65,915	100.0%	Tops Market
26	TOPS PLAZA — AVON	AVON	NY	Probable Acquisition	100%	63,288	97.9%	Tops Market
27	TOPS PLAZA — BATAVIA	BATAVIA	NY	Probable Acquisition	14.5%	37,140	84.9%	Tops Market
28	BJ’S — BATAVIA	BATAVIA	NY	Probable Acquisition	14.5%	95,846	100.0%	BJ’s Wholesale Club
29	BATAVIA COMMONS	BATAVIA	NY	Probable Acquisition	14.5%	49,431	100.0%	CVS, Dollar Tree

BENDERSON DEVELOPMENT ACQUISITION PORTFOLIO

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION	INTEREST	GLA	LEASED	ANCHOR TENANTS
30	BIG FLATS CONSUMER SQUARE	BIG FLATS	NY	Probable Acquisition	100%	641,264	99.7%	Wal*Mart Supercenter, Sam’s Club, Tops Market, Dicks Sporting Goods, Bed Bath & Beyond, Michael’s, TJ Maxx, Barnes & Noble, Old Navy, Staples
31	DICK’S — MCKINLEY	BLASDELL	NY	Probable Acquisition	100%	128,944	96.7%	Dick’s Sporting Goods, Rosa’s Home Store,
32	DELAWARE CONSUMER SQUARE	BUFFALO	NY	Probable Acquisition	100%	241,253	95.2%	Tops Market, AJ Wright, OfficeMax, Target
33	ELMWOOD REGAL CENTER	BUFFALO	NY	Probable Acquisition	100%	126,240	98.5%	Regal Cinema, Office Depot
34	MARSHALL’S PLAZA	BUFFALO	NY	Probable Acquisition	100%	82,126	96.4%	Marshalls
35	TOPS — CANANDAIGUA	CANANDAIGUA	NY	Probable Acquisition	100%	57,498	100.0%	Tops Market
36	THRUWAY PLAZA	CHEEKTOWAGA	NY	Probable Acquisition	100%	441,776	78.6%	Wal*Mart Supercenter, Tops Market, JGM Entertainment, M & T Bank, Value City Furniture
37	TOPS UNION-URBAN	CHEEKTOWAGA	NY	Probable Acquisition	100%	151,357	82.2%	Tops Market
38	BORDERS BOOKS — WALDEN	CHEEKTOWAGA	NY	Probable Acquisition	14.5%	26,500	100.0%	Borders Books
39	DICK’S PLAZA-UNION ROAD	CHEEKTOWAGA	NY	Probable Acquisition	14.5%	170,264	98.0%	Schultz Furniture, Dick’s Sporting Goods
40	UNION CONSUMER SQUARE	CHEEKTOWAGA	NY	Probable Acquisition	14.5%	385,991	90.9%	Marshalls, Sam’s/Walmart, OfficeMax, Circuit City, Jo-Ann Fabrics
41	WALDEN CONSUMER SQUARE	CHEEKTOWAGA	NY	Probable Acquisition	14.5%	255,964	97.1%	Office Depot, Linens ‘N Things, Michael’s Crafts, Target, PETsMART
42	WALDEN PLACE	CHEEKTOWAGA	NY	Probable Acquisition	14.5%	68,002	87.3%	Media Play
43	KMART PLAZA — CHILI	CHILI	NY	Probable Acquisition	100%	116,868	100.0%	Kmart

BENDERSON DEVELOPMENT ACQUISITION PORTFOLIO

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION	INTEREST	GLA	LEASED	ANCHOR TENANTS
44	EASTGATE PLAZA	CLARENCE	NY	Probable Acquisition	14.5%	527,219	97.2%	BJ’s Wholesale Club, Wal*Mart Supercenter, Dicks Sporting Goods, Linens ‘N Things, Michael’s, PETsMART
45	JO-ANN PLAZA — TRANSIT RD.	CLARENCE	NY	Probable Acquisition	14.5%	92,720	100.0%	Home Depot, Toys R’ Us, OfficeMax, JoAnn Fabrics, Big Lots
46	TOPS PLAZA — CORTLAND	CORTLAND	NY	Probable Acquisition	100%	134,223	100.0%	Tops Market, Staples
47	TOPS — DANSVILLE	DANSVILLE	NY	Probable Acquisition	100%	74,600	82.8%	Tops Market
48	TOPS D&L PLAZA	DEPEW	NY	Probable Acquisition	100%	148,245	100.0%	Tops Market, Big Lots
49	DEWITT COMMONS	DEWITT	NY	Probable Acquisition	100%	320,669	79.0%	Toys ‘R’ Us, Marshalls, Bed Bath & Beyond, A.C. Moore, Syracuse Orthopedic, PETsMART
50	MICHAEL’S/ CHUCK E CHEESE’S	DEWITT	NY	Probable Acquisition	100%	49,713	100.0%	Michael’s
51	TOPS PLAZA — ELMIRA	ELMIRA	NY	Probable Acquisition	100%	98,300	100.0%	Tops Market
52	WESTGATE PLAZA	GATES	NY	Probable Acquisition	100%	332,809	98.5%	Staples, Wal*Mart Supercenter
53	JO-ANN STORES-GREECE	GREECE	NY	Probable Acquisition	100%	75,916	100.0%	Jo-Ann Fabrics, PETsMART
54	TOPS — SOUTH PARK PLAZA	HAMBURG	NY	Probable Acquisition	100%	84,000	100.0%	Tops Market
55	BJ’S PLAZA — HAMBURG	HAMBURG	NY	Probable Acquisition	100%	175,965	100.0%	Toys ‘R’ Us, BJ’s Wholesale Club, OfficeMax
56	HAMBURG VILLAGE SQUARE	HAMBURG	NY	Probable Acquisition	100%	92,934	93.4%	Tuesday Morning, Dollar Tree, Rite Aid
57	HOME DEPOT — HAMBURG	HAMBURG	NY	Probable Acquisition	100%	139,413	100.0%	Home Depot
58	MCKINLEY/MILESTRIP PLAZA	HAMBURG	NY	Probable Acquisition	100%	106,774	100.0%	Old Navy, Jo-Ann Fabrics

BENDERSON DEVELOPMENT ACQUISITION PORTFOLIO

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION	INTEREST	GLA	LEASED	ANCHOR TENANTS
59	TOPS PLAZA — HAMLIN	HAMLIN	NY	Probable Acquisition	100%	60,488	97.6%	Tops Market
60	HEN-JEF PLAZA	HENRIETTA	NY	Probable Acquisition	100%	159,517	83.1%	City Mattress, Comp USA, PETsMART, Tile USA
61	MARKETPLACE PHASE II	HENRIETTA	NY	Probable Acquisition	100%	91,147	100.0%	Gander Mountain
62	CULVER RIDGE PLAZA	IRONDEQUOIT	NY	Probable Acquisition	100%	226,608	100.0%	Regal Cinema, AJ Wright
63	RIDGEVIEW PLACE	IRONDEQUOIT	NY	Probable Acquisition	100%	65,229	92.7%	Rochester General Hospital, Rochester Business Institute, U.S. Marine Center
64	TOPS PLAZA — ITHACA	ITHACA	NY	Probable Acquisition	100%	229,263	100.0%	Wal*Mart, Wegman’s Market, Lowe’s Home Improvement, Staples, Kmart, Tops Market, Michael’s, Barnes & Noble, OfficeMax
65	SOUTHSIDE PLAZA	JAMESTOWN	NY	Probable Acquisition	100%	59,940	100.0%	Quality Markets
66	TOPS — JAMESTOWN	JAMESTOWN	NY	Probable Acquisition	100%	98,001	90.1%	Tops Market
67	REGAL CINEMAS-LANCASTER	LANCASTER	NY	Probable Acquisition	14.5%	112,949	99.7%	Regal Cinema
68	TOPS PLAZA — LEROY	LEROY	NY	Probable Acquisition	100%	62,747	100.0%	Tops Market
69	WAL-MART/TOPS LOCKPORT	LOCKPORT	NY	Probable Acquisition	100%	296,582	100.0%	Tops Market, Wal*Mart Supercenter, Sears Hardware
70	TOPS — MEDINA	MEDINA	NY	Probable Acquisition	100%	80,028	100.0%	Tops Market
71	MID-CITY PLAZA	N. TONAWANDA	NY	Probable Acquisition	100%	240,743	76.9%	Tops Market, Sears Hardware
72	TOPS — KELLOGG RD.	NEW HARTFORD	NY	Probable Acquisition	100%	127,740	82.7%	Tops Market

BENDERSON DEVELOPMENT ACQUISITION PORTFOLIO

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION	INTEREST	GLA	LEASED	ANCHOR TENANTS
73	NEW HARTFORD CONSUMER SQ	NEW HARTFORD	NY	Probable Acquisition	14.5%	516,801	93.8%	Wal*Mart Supercenter, Best Buy, TJMaxx, Michael’s, Staples, Bed, Bath & Beyond, Barnes & Noble, Sports Authority
74	HOME DEPOT PLAZA-NF	NIAGARA FALLS	NY	Probable Acquisition	100%	153,838	100.0%	Home Depot, Regal Cinema
75	PINE PLAZA	NIAGARA FALLS	NY	Probable Acquisition	100%	82,980	97.3%	OfficeMax
76	TOPS — PORTAGE RD.	NIAGRA FALLS	NY	Probable Acquisition	100%	116,903	93.5%	Tops Market
77	WEGMANS PLAZA-NIAGRA FALLS	NIAGRA FALLS	NY	Probable Acquisition	100%	124,063	87.3%	Wegman’s Food Markets
78	MOHAWK COMMONS	NISKAYUNA	NY	Probable Acquisition	100%	404,994	96.9%	Target, Price Choppers, Marshalls, Bed Bath & Beyond, Lowe’s Home Improvement, Barnes & Noble, PETsMART
79	TOPS — NORWICH	NORWICH	NY	Probable Acquisition	100%	85,453	100.0%	Tops Market
80	WAL-MART PLAZA-OLEAN	OLEAN	NY	Probable Acquisition	100%	363,601	98.1%	Wal*Mart Supercenter, Home Depot, BJ’s Wholesale Club, Eastwynn Theatres
81	TOPS PLAZA — ONTARIO	ONTARIO	NY	Probable Acquisition	100%	77,040	100.0%	Tops Market
82	CROSSROADS CENTRE	ORCHARD PARK	NY	Probable Acquisition	100%	167,805	90.5%	Lowe’s Home Improvement, Tops Market, Stein Mart
83	PLATTSBURGH CONSUMER SQ.	PLATTSBURGH	NY	Probable Acquisition	100%	491,506	94.9%	Wal*Mart Supercenter, Sam’s, TJ Maxx, PETsMART, Michael’s, Staples
84	HENRIETTA PLAZA	ROCHESTER	NY	Probable Acquisition	100%	246,012	95.3%	Tops Market, Big Lots, Office Depot, Guitar Center

BENDERSON DEVELOPMENT ACQUISITION PORTFOLIO

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION	INTEREST	GLA	LEASED	ANCHOR TENANTS
85	PANORAMA PLAZA	ROCHESTER	NY	Probable Acquisition	100%	278,241	98.6%	Tops Market, Linens ‘N Things
86	FREEDOM PLAZA	ROME	NY	Probable Acquisition	100%	194,868	83.1%	Tops Market, Staples, J.C. Penney
87	SPRINGVILLE PLAZA	SPRINGVILLE	NY	Probable Acquisition	100%	108,500	91.6%	Tops Market
88	BEAR ROAD PLAZA	SYRACUSE	NY	Probable Acquisition	100%	59,483	100.0%	Blockbuster Video, Dollar General, Harbor Freight & Tool
89	TOPS PLAZA — TONAWANDA	TONAWANDA	NY	Probable Acquisition	100%	97,014	98.3%	Tops Market
90	SHERIDAN/DELAWARE PLAZA	TONAWANDA	NY	Probable Acquisition	100%	188,200	83.8%	Tops Market, Bon Ton Home Store
91	TOPS/GANDER MT. PLAZA	TONAWANDA	NY	Probable Acquisition	100%	310,921	97.5%	Tops Market, BJ’s Wholesale Club, Gander Mountain, Big Lots
92	DEL-TON PLAZA	TONAWANDA	NY	Probable Acquisition	100%	55,473	94.7%	Valu Home Centers
93	OFFICE DEPOT PLAZA	TONAWANDA	NY	Probable Acquisition	100%	121,846	91.4%	Computer City, Office Depot
94	TOPS — MOHAWK ST.	UTICA	NY	Probable Acquisition	100%	190,376	71.2%	Tops Market, A.J. Wright
95	VICTOR SQUARE	VICTOR	NY	Probable Acquisition	100%	56,134	100.0%	Thomasville Home Furnishing, Bassett Furniture, Floorz
96	TOPS — WARSAW	WARSAW	NY	Probable Acquisition	100%	74,105	88.3%	Tops Market
97	HOME DEPOT PLAZA-W. SEN.	WEST SENECA	NY	Probable Acquisition	100%	139,453	97.2%	Home Depot
98	SENECA RIDGE PLAZA	WEST SENECA	NY	Probable Acquisition	100%	62,424	82.9%	Sears Hardware
99	PREMIER PLACE	WILLIAMSVILLE	NY	Probable Acquisition	14.5%	142,536	96.4%	Jonmark Corp., Stein Mart
100	SHERIDAN/HARLEM PLAZA	WILLIAMSVILLE	NY	Probable Acquisition	100%	58,458	90.1%	CVS, Chuck E. Cheese
101	WILLIAMSVILLE PLACE	WILLIAMSVILLE	NY	Probable Acquisition	100%	98,257	83.6%	Jos A. Bank, Damon’s

BENDERSON DEVELOPMENT ACQUISITION PORTFOLIO

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION	INTEREST	GLA	LEASED	ANCHOR TENANTS
102	TOPS — ASHTABULA, OH	ASHTABULA	OH	Probable Acquisition	100%	57,874	100.0%	Tops Market
103	CONSUMER SQ. WEST	COLUMBUS	OH	Probable Acquisition	100%	356,515	88.4%	OfficeMax, Target Stores, Kroger Co.
104	KMART — ENGLEWOOD, OH	ENGLEWOOD	OH	Probable Acquisition	100%	84,180	100.0%	Kmart
105	DICK’S SPORTING GOODS OH	TOLEDO	OH	Probable Acquisition	100%	80,160	100.0%	Dick’s Sporting Goods
106	TOPS — ERIE	ERIE	PA	Probable Acquisition	100%	99,631	100.0%	Tops Market
107	BJ’S — HANOVER	HANOVER	PA	Probable Acquisition	100%	112,230	100.0%	BJ’s Wholesale Club
108	N. CHARLESTON CENTER	N. CHARLESTON	SC	Probable Acquisition	100%	235,501	93.5%	Big Lots
109	FAIRVIEW SQUARE	LYNCHBURG	VA	Probable Acquisition	100%	85,209	62.3%	Food Lion
110	BJ’S — VIRGINIA BEACH	VIRGINIA BEACH	VA	Probable Acquisition	100%	123,468	100.0%	BJ’S Wholesale Club

DEVELOPERS DIVERSIFIED REALTY CORPORATION
INDEX TO FINANCIAL STATEMENTS
December 31, 2003

Page
BENDERSON DEVELOPMENT COMPANY PORTFOLIO I
Report of Independent Auditors	F-2
Combined Statement of Revenues and Certain Expenses for the year ended December 31, 2003	F-3
Notes to Combined Statement of Revenues and Certain Expenses	F-4
BENDERSON DEVELOPMENT COMPANY PORTFOLIO II
Report of Independent Auditors	F-9
Combined Statement of Revenues and Certain Expenses for the year ended December 31, 2003	F-10
Notes to Combined Statement of Revenues and Certain Expenses	F-11
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Pro Forma — unaudited):
Condensed Consolidated Balance Sheet as of December 31, 2003	F-14
Condensed Consolidated Statement of Operations for the year ended December 31, 2003	F-19
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income And Operating Funds Available	F-28

Report of Independent Auditors

To the Board of Directors and Shareholders of
Developers Diversified Realty Corporation:

We have audited the accompanying Combined Statement of Revenues and Certain Expenses of Benderson Development Company Portfolio I (“Benderson I”) for the year ended December 31, 2003. This historical statement is the responsibility of Benderson I’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Developers Diversified Realty Corporation) as described in Note 2 and is not intended to be a complete presentation of Benderson Development Company Portfolio I’s revenues and expenses.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of Benderson Development Company Portfolio I for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
April 12, 2004

Developers Diversified Realty Corporation
Benderson Development Company Portfolio I
Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2003

Revenues:
Minimum rent	$134,360,180
Percentage and Overage Rent	1,140,677
Recoveries from tenants	38,868,033
Other income	93,433

174,462,323

Certain expenses:
Operating and maintenance	19,991,174
Real estate taxes	23,075,214

43,066,388

Revenues in excess of certain expenses	$131,395,935

The accompanying notes are an integral part of this financial statement.

Developers Diversified Realty Corporation
Benderson Development Company Portfolio I
Notes to Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2003

1. OPERATION AND PROBABLE ACQUISITION OF THE PROPERTIES

On March 31, 2004, Developers Diversified Realty Corporation (“DDR”), entered into a binding agreement to purchase interests in 110 retail real estate assets from Benderson Development Company, Inc. and its affiliates (“Benderson”). DDR intends to acquire an interest in 96 of the properties with Benderson retaining a 2% equity interest in the form of operating partnership units; such properties are referred to herein as Benderson Development Company Portfolio I (the “Portfolio” or “Properties”). DDR intends to assign its rights under the purchase agreement to acquire interests in the other 14 retail real estate assets to an equity affiliate. DDR believes it is probable both acquisitions will close in May 2004.

Developers Diversified Realty Corporation
Benderson Development Company Portfolio I
Notes to Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2003

Benderson Development Company Portfolio I is not a legal entity, but rather a combination of the following 96 retail properties in which the immediate family members of the Benderson family own a significant interest:

Shopping Center	Location	Shopping Center	Location
Horizon Park	Tampa, FL	Elmwood Regal Center	Buffalo, NY
BJ’s Plaza	Hamburg, NY	Highlands Plaza	Lakeland, FL
Home Depot	Orland Park, IL	Tops Plaza — Cortland	Cortland, NY
Wrangleboro Consumer Square	Mays Landing, NJ	Hen — Jef Plaza	Henrietta, NY
Big Flats Consumer Square	Big Flats, NY	Delaware Consumer Square	Buffalo, NY
Mohawk Commons	Niskayuna, NY	University Plaza	Amherst, NY
Boulevard Consumer Square	Amherst, NY	Culver Ridge Plaza	Irondequoit, NY
Wal-Mart Plaza Olean	Olean, NY	Tops — Transit Commons	Amherst, NY
Plattsburgh Consumer Square	Plattsburgh, NY	Tops — Kellogg Rd	New Hartford, NY
Mooresville Consumer Square	Mooresville, NC	Wegman’s Plaza — N Falls	Niagara Falls, NY
Hamilton Commons	Mays Landing, NJ	Sheridan/Delaware Plaza	Tonawanda, NY
Panorama Plaza	Rochester, NY	Meadows Square	Boynton Beach, FL
Consumer Square West	Columbus, OH	Freedom Plaza	Rome, NY
Monmouth Consumer Square	West Long Branch, NJ	Tops — Mohawk St	Utica, NY
Tops/Gander Mt. Plaza	Tonawanda, NY	McKinley/Milestrip Plaza	Hamburg, NY
Wal-Mart/Tops Lockport	Lockport, NY	Kmart Plaza	Chili, NY
Thruway Plaza	Cheektowaga, NY	Springville Plaza	Springville, NY
Westgate Plaza	Gates, NY	Bear Road Plaza	Syracuse, NY
Home Depot Plaza	West Seneca, NY	Marshall’s Plaza	Buffalo, NY
Michael’s/Chuck E Cheese’s	Dewitt, NY	Southside Plaza	Jamestown, NY
Tops — Union Urban	Cheektowaga, NY	Hamburg Village Square	Hamburg, NY
Mid-City Plaza	N Tonawanda, NY	Fairview Square	Lynchburg, VA
Burlington/JoAnn Plaza	Amherst, NY	Dewitt Commons	Dewitt, NY
Tops Plaza	Ithaca, NY	Pine Plaza	Niagara Falls, NY
BJ’s Virginia Beach	Virginia Beach, VA	Seneca Ridge Plaza	West Seneca, NY
Tops D&L Plaza	Depew, NY	Del-Ton Plaza	Tonawanda, NY
Henrietta Plaza	Rochester, NY	Williamsville Place	Williamsville, NY
Crossroads Centre	Orchard Park, NY	Jo-Ann Stores-Greece	Greece, NY
Turfway Shopping Center	Florence, KY	Dick’s — Maple Rd	Amherst, NY
Home Depot — Hamburg	Hamburg, NY	The Village Shopping Ctr.	Orange Park, FL
Office Depot Plaza	Tonawanda, NY	Tops — Southpark Plaza	Hamburg, NY
Outer Loop Plaza	Louisville, KY	Dick’s — McKinley	Blasdell, NY
Eastwood Shopping Center	Frankfort, KY	Kmart — Englewood	Englewood, OH
North Charleston Center	North Charleston, SC	Alpine Ave — Walker	Walker, MI
Arlington Road Plaza	Jacksonville, FL	Dick’s Sporting Goods	Toledo, OH
BJ’s Hanover	Hanover, PA	Tops — Arcade	Arcade, NY
Tops Portage Road	Niagara Falls, NY	Tops — Warsaw	Warsaw, NY
Home Depot Plaza	Niagara Falls, NY	Tops — Erie	Erie, PA
Tops Plaza — Elmira	Emira, NY	Tops Plaza — Tonawanda	Tonawanda, NY
Tops — Medina	Medina, NY	Tops Plaza — Avon	Avon, NY
Tops Plaza — Hamlin	Hamlin, NY	Rotonda Plaza	Englewood, FL
Tops Plaza — Leroy	Avon, NY	Tops — Norwich	Norwich, NY
Tops — Jamestown	Jamestown, NY	Tops Plaza — Ontario	Ontario, NY
Tops — Alden, NY	Alden, NY	Sheridan/Harlem Plaza	Williamsville, NY
Union Town Center	Union County, NC	Ridgeview Place	Irondequoit, NY
Tops — Ashtabula	Ashtabula, OH	Tops — Canandaigua	Canandaigua, NY
Tops — Dansville	Dansville, NY	Victor Square	Victor, NY
Marketplace Phase II	Henrietta, NY	Tops — Robinson Rd Plaza	Amherst, NY

Developers Diversified Realty Corporation
Benderson Development Company Portfolio I
Notes to Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2003

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined statement of revenues and certain expenses includes the operations of the above 96 retail properties subject to the probable acquisition for the year ended December 31, 2003. This combined statement has been prepared on the accrual basis of accounting.

The accompanying combined financial statement is not representative of the actual operations for the period presented. As required by the Securities and Exchange Commission, Regulation S-X, Rule 3-14, certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be incurred by DDR in the future operation of the Properties, have been excluded. Revenues excluded consist of interest income and related party lease payments that will not be assumed by DDR. Expenses excluded consist primarily of depreciation and amortization, ground lease expense relating to leases that will not be assumed by DDR, write off of unamortized tenant improvements relating to tenant lease terminations, property management fees, tax preparation fees, interest, and other allocated overhead expenses.

Revenue Recognition

Minimum rents from tenants are recognized using the straight-line method over the term of the related lease. The excess of the initial rental income recognized over the amounts due pursuant to the lease terms are recorded as straight-line rent receivable. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant lease provision.

Real Estate

Expenditures for repairs and maintenance items are expensed as incurred. Costs related to the acquisition, development and improvement of the Properties and related assets are capitalized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Developers Diversified Realty Corporation
Benderson Development Company Portfolio I
Notes to Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2003

Concentration of Risk

The Portfolio tenant base includes primarily national and regional retail chains and local retailers; consequently, the Portfolio’s credit risk is concentrated in the retail industry. Revenues derived from the Portfolio’s largest tenants, Tops Market, Wal-Mart/Sam’s, Home Depot and BJ’s Wholesale Club, aggregated 18.0%, 5.7%, 3.9% and 2.9% of total minimum base rental revenues for the year ended December 31, 2003, respectively.

3. TRANSACTIONS WITH RELATED PARTIES

Benderson is the property manager for all properties included in this combined financial statement excluding two properties which are managed by the joint venture partner. Management fees associated with the Portfolio have been eliminated as further discussed in Note 2. In accordance with the property management agreement, insurance coverage is provided through Benderson’s insurance policies, as applicable, which provide liability and property coverage. The Portfolio was allocated its estimated proportionate share of insurance expense by Benderson of which $975,030 is included in the accompanying combined financial statement for the year ended December 31, 2003. The Portfolio also remitted to Benderson reimbursement for costs incurred in connection with administrative costs associated with general liability claims of which $25,515 is included in the accompanying combined financial statement for the year ended December 31, 2003.

4. RENTAL INCOME AND EXPENSE FROM OPERATING LEASES

Space in the shopping centers is leased to tenants pursuant to agreements which provide for terms ranging generally from one to 36 years. The tenant leases typically provide for fixed minimum rent and reimbursement of certain real estate taxes and operating costs.

The following is a schedule of fixed minimum future rentals to be received under noncancelable retail operating leases for the subsequent five years ending December 31, and thereafter: $135,727,468 — 2004, $132,892,469 — 2005, $125,906,703 — 2006, $118,032,105 — 2007, $107,628,036 — 2008 and $674,235,002 — thereafter.

In addition, certain of the Portfolio’s shopping centers are operated under long-term ground leases which expire at various dates through 2079. The following is a schedule of fixed minimum rental payments due under the terms of such non-cancelable ground leases for the subsequent five years ending December 31, and thereafter: $731,660 — 2004, $654,689 — 2005, $547,822 — 2006, $551,757 — 2007, $521,879 — 2008 and $14,735,425 — thereafter.

Developers Diversified Realty Corporation
Benderson Development Company Portfolio I
Notes to Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2003

Rental expense incurred was $704,964 for the year ended December 31, 2003.

Report of Independent Auditors

To the Board of Directors and Shareholders of
Developers Diversified Realty Corporation:

We have audited the accompanying Combined Statement of Revenues and Certain Expenses of Benderson Development Company Portfolio II (“Benderson II”) for the year ended December 31, 2003. This historical statement is the responsibility of Benderson II’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Developers Diversified Realty Corporation) as described in Note 2 and is not intended to be a complete presentation of Benderson Development Company Portfolio II’s revenues and expenses.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of Benderson Development Company Portfolio II for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
April 12, 2004

Developers Diversified Realty Corporation
Benderson Development Company Portfolio II
Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2003

Revenues:
Minimum rent	$20,521,809
Percentage and Overage Rent	205,464
Recoveries from tenants	5,409,954
Other income	3,789

26,141,016

Certain expenses:
Operating and maintenance	2,949,853
Real estate taxes	2,968,837

5,918,690

Revenues in excess of certain expenses	$20,222,326

The accompanying notes are an integral part of this financial statement.

Developers Diversified Realty Corporation
Benderson Development Company Portfolio II
Notes to Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2003

1. OPERATION AND PROBABLE ACQUISITION OF PROPERTIES

On March 31, 2004, Developers Diversified Realty Corporation (“DDR”), entered into a binding agreement to purchase interests in 110 retail real estate assets from Benderson Development Company, Inc. and its affiliates (“Benderson”). DDR intends to acquire an interest in 96 of the properties with Benderson retaining a 2% equity interest in the form of operating partnership units. DDR intends to assign its rights under the purchase agreement to an equity affiliate (“Affiliate”), to acquire interests in the other 14 retail real estate assets (referred to herein as Benderson Development Company Portfolio II, the “Portfolio” or the “Properties”). DDR believes it is probable both acquisitions will close in May 2004.

Benderson Development Company Portfolio II is not a legal entity, but rather a combination of the following 14 retail properties in which the immediate family members of the Benderson family own a significant interest:

Shopping		Shopping
Center	Location	Center	Location
Union Consumer Square	Cheektowaga, NY	New Hartford Consumer Square	New Hartford, NY
Walden Consumer Square	Cheektowaga, NY	Eastgate Plaza	Clarence, NY
Batavia Commons	Batavia, NY	Premier Place	Williamsville, NY
Borders Books — Walden	Cheektowaga, NY	Barnes and Nobles — Transit Road	Amherst, NY
BJ’s Batavia	Batavia, NY	Tops Plaza — Batavia	Batavia, NY
Regal Cinemas — Lancaster	Lancaster, NY	Jo-Ann Plaza — Transit Road	Clarence, NY
Dick’s Plaza — Union Road	Cheektowaga, NY	Walden Place	Cheektowaga, NY

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined statement of revenues and certain expenses includes the operations of the above 14 retail properties subject to the probable acquisition for the year ended December 31, 2003. This combined statement has been prepared on the accrual basis of accounting.

The accompanying combined financial statement is not representative of the actual operations for the period presented. As required by the Securities and Exchange Commission, Regulation S-X, Rule 3-14, certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be incurred by the Affiliate in the future operation of the Portfolio, have been excluded. Revenues excluded consist of interest income and related party lease payments that will not be assumed by the Affiliate. Expenses excluded consist primarily of depreciation

Developers Diversified Realty Corporation
Benderson Development Company Portfolio II
Notes to Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2003

and amortization, ground lease expense relating to leases that will not be assumed by the Affiliate, write off of unamortized tenant improvements relating to tenant lease terminations, property management fees, tax preparation fees, interest, and other allocated overhead expenses.

Revenue Recognition

Minimum rents from tenants are recognized using the straight-line method over the term of the related lease. The excess of the initial rental income recognized over the amounts due pursuant to the lease terms are recorded as straight-line rent receivable. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant lease provision.

Real Estate

Expenditures for repairs and maintenance items are expensed as incurred. Costs related to the acquisition, development and improvement of the Portfolio and related assets are capitalized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Risk

The Portfolio tenant base includes primarily national and regional retail chains and local retailers; consequently, the Portfolio’s credit risk is concentrated in the retail industry. Revenues derived from the Portfolio’s largest tenants, Wal-Mart/Sam’s and BJ’s Wholesale Club, aggregated 14.7% and 5.8% of total minimum base rental revenues for the year ended December 31, 2003, respectively.

Developers Diversified Realty Corporation
Benderson Development Company Portfolio II
Notes to Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2003

3. TRANSACTIONS WITH RELATED PARTIES

Benderson is the property manager. Management fees associated with Benderson’s management of the Portfolio have been eliminated as further discussed in Note 2. In accordance with the property management agreement, insurance coverage is provided through Benderson’s insurance policies, which provide liability and property coverage. The Portfolio was allocated its estimated proportionate share of insurance expense by Benderson of which $172,250 is included in the accompanying combined financial statement for the year ended December 31, 2003. The Portfolio also remitted to Benderson reimbursement for costs incurred in connection with administrative costs associated with general liability claims of which $3,048 is included in the accompanying combined financial statement for the year ended December 31, 2003.

4. RENTAL INCOME AND EXPENSE FROM OPERATING LEASES

Space in the shopping centers is leased to tenants pursuant to agreements which provide for terms ranging generally from one to 36 years. The tenant leases typically provide for fixed minimum rent and reimbursement of certain real estate taxes and operating costs.

The following is a schedule of fixed minimum future rentals to be received under noncancelable retail operating leases for the subsequent five years ending December 31, and thereafter: $21,202,735 — 2004, $20,790,195 — 2005, $20,187,570 — 2006, $19,172,307 — 2007, $18,191,815 — 2008, $128,810,082 — thereafter.

In addition, one of the Portfolio’s shopping centers is operated under a long-term ground lease which expires in 2042. The following is a schedule of fixed minimum rental payments due under the terms of such non-cancelable ground lease for the subsequent five years ending December 31, and thereafter: $42,417 — 2004 — 2008 and $1,428,039 — thereafter.

Rental expense incurred was $42,417 for the year ended December 31, 2003.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2003

(Unaudited)

The following unaudited pro forma condensed consolidated balance sheet is presented as if (i) the issuance of $275 million of unsecured senior notes in January 2004, (ii) the release of $94.6 million of restricted cash in January 2004 used to repay amounts under the Company’s revolving credit facilities, (iii) the probable transfer of nine properties or interests therein to an effective 14.5% equity affiliate and (iv) the Company’s probable acquisition of Benderson had occurred on December 31, 2003. This pro forma condensed consolidated balance sheet includes certain assumptions regarding proposed debt and equity offerings to be completed in order to fund the initial acquisition of the Probable Acquisition Properties; however, no assurances can be made that the acquisition will be completed using these sources. These assumptions are based on the Company’s current financing plans and do not reflect actual contracts or commitments. The actual terms of these debt and equity offerings may differ from the terms in our assumptions. In addition, the Company may adjust its financing plan based on market conditions and may choose to use other sources of financing. This pro forma condensed consolidated balance sheet should be read in conjunction with the pro forma condensed consolidated statement of operations of the Company presented herein and the historical financial statements and notes thereto of the Company included in the Developers Diversified Realty Corporation’s Form on 10-K for the year ended December 31, 2003.

The unaudited pro forma condensed consolidated balance sheet does not purport to represent what the actual financial position of the Company would have been at December 31, 2003, nor does it purport to represent the future financial position of the Company. The Company will account for the purchase of Benderson utilizing the purchase price method of accounting. The pro forma adjustments relating to Benderson are based on the Company’s preliminary purchase price allocation and certain estimates. The Company will engage an appraiser to perform a valuation of the real estate and certain other assets. As a result, the purchase price allocation is preliminary and subject to change. In addition, certain assumptions have been made with regard to the Company’s anticipated initial financing of Benderson. Therefore, the amounts in the pro forma adjustments are preliminary and could change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2003 (continued)

(IN THOUSANDS)
(Unaudited)

	Company	Pro Forma		Company
	Historical	Adjustments		Pro Forma
Assets
Real estate, net	$3,426,698	$1,866,300	(a)	$5,292,998
Cash and cash equivalents	11,693			11,693
Restricted cash	99,340	(94,568	)(b)	4,772
Investments in and advances to joint ventures	260,143	23,170	(c)	283,313
Notes receivable	11,741	—		11,741
Other assets	131,536	24,530	(a)	156,066

	$3,941,151	$1,819,432		$5,760,583

Liabilities and Shareholders’ Equity
Unsecured indebtedness:
Senior notes	$838,996	$575,000	(d)	$1,413,996
Variable rate term debt	300,000	—	(e)	300,000
Revolving credit facility	171,000	213,705	(f)	384,705

	1,309,996	788,705		2,098,701

Secured indebtedness:
Revolving credit facility	15,500	—		15,500
Mortgage and other secured indebtedness	757,635	298,827	(g)	1,056,462

	773,135	298,827		1,071,962

Total indebtedness	2,083,131	1,087,532		3,170,663
Accounts payable and accrued expense	98,046	—		98,046
Dividend payable	43,520	—		43,520
Other liabilities	54,946	—		54,946

	2,279,643	1,087,532		3,367,175
Minority interests	47,438	21,200	(h)	68,638
Shareholders’ equity:
Preferred shares	535,000	200,000	(i)	735,000
Common shares	9,379	1,500	(i)	10,879
Paid-in-capital	1,301,232	473,500	(i)	1,774,732
Other shareholders’ equity	(231,541)	35,700	(j)	(195,841)

	1,614,070	710,700		2,324,770

	$3,941,151	$1,819,432		$5,760,583

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2003 (continued)

(Unaudited)

(a)	Represents the initial purchase price allocation of 96 of the Probable Acquisition Properties net of property transfers. The purchase of these shopping centers is anticipated to be funded through cash, mortgages assumed, borrowings from revolving credit facilities, unsecured debt, term loans, the issuance of operating partnership units (“OP Units”), preferred and common share offerings and the proceeds generated from the probable transfer of eight currently wholly-owned properties to an effectively owned 14.5% equity affiliate. Although an agreement has not yet been executed with respect to the proposed transfer of the eight properties, there are no substantive provisions outstanding with the agreement. There can be no assurances that the transaction will be completed. The net increase in real estate assets is as follows (in thousands):

	96 Probable
	Acquisition		Transfer of 8
	Properties		Properties		Net Increase
Purchase price/Carrying value	$2,036,700		$(145,870	)(2)	$1,890,830
Less: Intangible assets	(25,400	)(1)	870	(2)	(24,530)

Real estate, net	$2,011,300	(1)	$(145,000)		$1,866,300

(1)	Represents the preliminary purchase price allocation pursuant to the provisions of SFAS 141, Business Combinations. The Intangible assets represent primarily the estimated fair value of the in-place tenant leases and tenant relationships. This allocation is based upon certain estimates and is subject to change. The Company plans to engage an appraiser to perform a valuation of the real estate and certain other assets. The estimates utilized were based primarily on the percentage allocations consistent with information obtained for similar previous acquisitions. The Company is in the process of obtaining valuations of all related tangible and intangible assets for each property that will be recorded in the financial statements upon consummation of the sale.

(2)	Represents the carrying value of properties to be transferred.

(b)	Represents the release of restricted cash due to the decision to no longer pursue a like-kind exchange utilized to repay amounts borrowed under the Company’s revolving credit facilities in January 2004.

(c)	Represents an effective 14.5% equity investment in 23 shopping center properties (14 acquired from Benderson, 8 wholly-owned DDR properties and one joint venture interest) assumed to be acquired through joint venture interests at an aggregate purchase price of approximately $544 million and debt of approximately $301 million. Although an agreement has not yet been executed with respect to the proposed transfer of the eight wholly-owned DDR properties and one joint venture interest, there are no substantive provisions outstanding with the agreement. There can be no assurances that the transaction will be completed. The net increase of investments in advances to joint ventures is comprised of the following:

Joint venture assets acquired		544,248
Less:	Anticipated mortgage financings	(300,800)

Joint venture equity		243,448
DDR ownership interest		14.5%

		35,300
Less:	Deferred gain	(6,130)
	Transfer of 50% owned investment equity	(6,000)

		$23,170

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2003 (continued)

(Unaudited)

(d)	Represents the issuance of $275 million, five-year unsecured senior notes with a coupon rate of 3.875% in January 2004 utilized to repay other indebtedness and the anticipated issuance of $300 million of unsecured senior notes (5.25%) to fund a portion of the purchase price of the Probable Acquisition Properties. The issuance of $300 million of unsecured senior notes (5.25%) is assumed to be completed in order to fund the initial acquisition of the Probable Acquisition Properties; however, no assurances can be made that the acquisition will be completed using this source. These assumptions are based on the Company’s current financing plans and do not reflect actual contracts or commitments. The actual terms of this debt offering may differ from the terms in our assumptions. In addition, the Company may adjust its financing plan based on market conditions and may choose to use other sources of financing.

(e)	Represents the repayment of $150 million from the issuance of the unsecured senior notes (See notes (d, f and g)) offset by an anticipated term loan associated with the Probable Acquisition Properties at an effective rate of LIBOR + 1.0% (2.2%). The actual terms of this term loan may differ from the terms in our assumptions.

(f)	Represents a net increase in the revolving credit facility debt as follows (in thousands):

Repayment of revolving credit facility debt due to the release of restricted cash (See note (b))	$(94,568)
Repayment of revolving credit facility debt due to the issuance of the unsecured senior notes (See note (e, d and g))	(21,627)
Anticipated transfer of nine properties or interest therein to an effectively owned 14.5% equity affiliate, net of ownership interests	(178,500)
Revolving credit facility debt assumed to be used to fund the Probable Acquisition Properties (2.0%)(1)	508,400

$213,705

(1)	Assumes $488.3 million for the 96 Probable Acquisition Properties and $20.1 million for the 14 Probable Acquisition Properties.

(g)	Represents a net increase in mortgage debt incurred as described below (in thousands):

Repayment of mortgage debt due to the issuance of the unsecured senior notes (See note (d, e and f))	$(103,373)
Mortgage debt assumed with the 96 Probable Acquisition Properties (1)	402,200

$298,827

(1)	Includes an adjustment of approximately $35 million to fair value, based on rates for debt with similar terms and remaining maturities as of April 2004.

(h)	Represents anticipated OP Units issued representing 2% of the purchase price of certain of the Probable Acquisition Properties which are exchangeable, in certain circumstances, into common shares of the Company.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2003 (continued)

(Unaudited)

(i)	Assumes a $200 million, 7.125% preferred share offering, offering costs estimated at $7.0 million, and the issuance of approximately 15.0 million common shares at $33.51, the closing price of the Company’s common shares on April 12, 2004, net of offering costs estimated at $20 million. These equity offerings are assumed to be completed in order to fund the initial acquisition of the Probable Acquisition Properties, however, no assurances can be made that the initial acquisition of the Probable Acquisition Properties will be completed using these sources. These assumptions are based on the Company’s current financing plans and do not reflect actual contracts or commitments. The actual terms of these equity offerings may differ from the terms in our assumptions. In addition, the Company may adjust its financing plan based on market conditions and may choose to use other sources of financing.

(j)	Reflects the estimated non recurring gain on sale from the proposed transfer of nine properties or interests therein of approximately $41.8 million net of the deferred portion of approximately $6.1 million relating to the Company’s retained ownership interest. Although an agreement has not yet been executed with respect to the proposed transfer of the nine properties or interests therein, there are no substantive provisions outstanding with the agreement. There can be no assurances that the transaction will be completed.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2003

The unaudited pro forma condensed consolidated statement of operations is presented as if (i) the merger with JDN, (ii) the probable transfer of nine properties or interests therein to an effective 14.5% equity investment and (iii) the Company’s probable acquisition of Benderson had occurred on January 1, 2003. The following unaudited pro forma information is based upon the historical consolidated results of operations of the Company for the year ended December 31, 2003, giving effect to the items listed above. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Form on 10-K for the year ended December 31, 2003.

The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the items listed above had been completed on January 1, 2003, and does not purport to represent the Company’s results of operations for future periods. The Company accounted for the merger with JDN and will account for the purchase of Benderson utilizing the purchase price method of accounting. The pro forma adjustments relating to Benderson are based on the Company’s preliminary purchase price allocation and certain estimates. The Company will engage an appraiser to perform a valuation of the real estate and certain other assets. As a result, the purchase price allocation is preliminary and subject to change. In addition, certain assumptions have been made with regard to the Company’s anticipated initial financing of Benderson. Therefore, the amounts in the pro forma adjustments are preliminary and could change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2003

(In thousands, except share and per share data)
(Unaudited)

			JDN				Probable
			Pro Forma		Proposed Asset		Acquisition		Company
			Adjustments		Transfers		Properties		Pro Forma
	Company Historical	JDN (a)	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Revenues from rental properties	$442,933	$21,306	$—		$(14,244	)(f)	$174,369	(i)	$624,364
Management fees and other income	33,164	471	—		(29	)(f)	93	(i)	35,586
							1,887	(m)

	476,097	21,777	—		(14,273)		176,349		659,950

Operating and maintenance	63,816	3,044	—		(1,617	)(f)	19,991	(i)	85,234
Real estate taxes	57,946	2,009	—		(1,151	)(f)	23,075	(i)	81,879
Depreciation and amortization	94,376	4,560	(171	)(b)	(2,360	)(f)	47,212	(j)	143,617
General and administrative	40,820	3,926	—	(c)	—		5,000	(k)	49,746
Interest	89,678	6,335	(1,755	)(d)	(3,874	)(g)	33,799	(l)	140,639
							706	(m)
							15,750	(n)
Impairment charge	600	—	—		—		—		600
Transaction expenses and other	9,190	15,355	—	(c)	—		—		24,545

	356,426	35,229	(1,926)		(9,002)		145,533		526,260

Income before equity in net income of joint ventures, gain on sale of joint venture interests and minority interests	119,671	(13,452)	1,926		(5,271)		30,816		133,690
Equity in net income of joint Ventures	44,967	281	—		(924	)(h)	2,723	(m)	47,047
Gain on sale of joint venture Interests	7,950	—	—		—		—		7,950
Minority interests	(5,365)	(32)	—		—		(907	)(o)	(6,304)

Income (loss) from continuing Operations	167,223	(13,203)	1,926		(6,195)		32,632		182,383
Preferred dividends	(51,205)	(945)	945	(e)	—		(14,250	)(p)	(66,400)
	—	—	(945	)(e)	—		—		—

Income (loss) applicable to common shareholders from continuing operations	$116,018	$(14,148)	$1,926		$(6,195)		$18,382		$115,983

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$2.32								$1.99 (q)

Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$2.28								$1.96 (q)

Weighted average number of common shares (in thousands):
Basic	81,903								100,397

Diluted	84,188								103,219

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(a)	Results of JDN for the period January 1, 2003 through March 12, 2003, the date preceding the merger, as recorded in historical records.

(b)	To reflect depreciation and amortization expense associated with JDN. Depreciation and amortization expense is calculated based on the final purchase price allocation. The adjustment is calculated as follows:

Fair market value of tangible real estate assets	$1,030,625
Less: Non-depreciable real estate assets	(368,893)

Depreciable buildings and improvements	$661,732

Intangible assets	$13,102
Depreciation expense based on 31.5 year life through the date of the merger	$4,086
Amortization expense based on 4 to 31.5 year lives through the date of the merger	$303
Less: Depreciation expense recorded by JDN	(4,560)

Depreciation expense adjustment	$(171)

(c)	DDR’s management had estimated that there would have been a reduction of general and administrative expense as a result of the JDN merger of approximately $3.0 million on a pro forma basis. In addition, DDR’s management believed that the transaction costs and other costs of approximately $15.4 million incurred by JDN were not indicative of the operations of the business. The general and administrative expense and settlement expense savings have not been adjusted for in the pro forma condensed consolidated statements of operations. There can be no assurance that DDR will be successful in realizing anticipated costs savings.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(d)	Reflects the decrease in interest expense relating to JDN as follows:

Elimination of JDN’s amortization of mortgage procurement costs	$(411)
Estimated interest savings due to DDR’s lower borrowing costs	(501)
Amortization of excess fair value over historical costs of debt assumed	(843)

$(1,755)

Assumes utilization of DDR’s revolving credit facilities which bore interest at LIBOR plus 100 basis points compared to JDN’s secured revolving credit facility which bore interest at LIBOR plus 212.5 basis points creating an interest savings of approximately $0.5 million, based on JDN’s estimated average outstanding borrowings of approximately $229 million. Interest assumed to be capitalized is not considered material. DDR refinanced amounts outstanding under JDN’s secured revolving credit facility at the time of the merger.

Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. If the interest rate on the revolving credit facilities increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense.

Adjustment to annual interest expense if rate increases 12.5 basis points	$62
Adjustment to annual interest expense if rate decreases 12.5 basis points	$(62)

(e)	Reflects (i) the elimination of the dividend on the 2,000,000 JDN 9 3/8% Series A Cumulative Redeemable Preferred Shares which were exchanged for 2,000,000 DDR 9-3/8% Cumulative Redeemable Voting Preferred Shares and (ii) the corresponding dividends assumed to be paid on the 2,000,000 DDR 9-3/8% Cumulative Redeemable Voting Preferred Shares.

(f)	Reflects the elimination of revenues and expenses associated with the probable transfer of eight wholly-owned properties to an effectively owned 14.5% equity investment. The estimated non-recurring gain of approximately $35.7 million, net, associated with this transfer is not included in the pro forma condensed consolidated statement of operations but will be reflected in the historical statement of operations when the transaction is consummated.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(g)	Reflects the reduction in interest costs associated with the proceeds from the transfer of eight wholly-owned properties and one 50% owned joint venture property to an effectively owned 14.5% equity investment. Interest was calculated assuming proceeds of $193.7 million and utilizing the Company’s estimated interest rate under its revolving credit facilities (2.0%).

(h)	Reflects the elimination of equity in net income of joint ventures associated with the sale of one of the Company’s 50% owned joint ventures to an effectively owned 14.5% equity investment.

(i)	Reflects the revenues and certain expenses for the year ended December 31, 2003 of the 96 Probable Acquisition Properties, the acquisition of which is considered probable of occurrence as of April 12, 2004. Several of the Probable Acquisition Properties were under development or in the lease-up phase during 2003 and, therefore, the 2003 operating results are not reflective of the future operations of the Probable Acquisition Properties in the aggregate.

(j)	To reflect depreciation and amortization expense associated with the 96 Probable Acquisition Properties. Depreciation and amortization expense is calculated based on a preliminary purchase price allocation. The adjustment is calculated as follows (in thousands):

Fair market value of tangible real estate assets	$2,036,700
Less: Non-depreciable real estate assets	(712,845)

Depreciable buildings and improvements	$1,323,855

Intangible assets	$25,400
Depreciation expense based on 10 to 31.5 year lives	$44,037
Amortization expense based on 4 to 31.5 year lives	$3,175

Depreciation expense adjustment	$47,212

The allocation of the fair market value of the tangible and intangible assets between non-depreciable real estate, principally land, buildings and improvements and intangible assets is preliminary and based upon certain estimates. As noted above, the Company is in the process of obtaining final valuations of the tangible and intangible assets.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(k)	The general and administrative expenses of the Company have been adjusted by $5 million to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company’s portfolio of properties resulting from this acquisition.

(l)	Reflects an increase in interest expense as follows:

Estimated interest expense on the Company’s revolving credit facilities ($488.3 million at 2.0%)	$9,766
Estimated interest expense on the Company’s term loan facility ($150 million at 2.2%)	3,330
Mortgage debt assumed (7.1%)	25,639
Amortization of excess fair value over historical costs of debt assumed	(4,936)

$33,799

Assumes utilization of the Company’s revolving credit facilities, which bear interest at LIBOR plus 80 basis points, and the anticipated term loan which assumed interest at LIBOR plus 100 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. Mortgage debt includes a fair market value adjustment of approximately $35 million based on rates for debt with similar terms and remaining maturities as of April 2004. If the interest rate on the revolving credit facilities and anticipated term loan, based upon a principle amount of $638.3 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense.

Adjustment to annual interest expense if rate increases 12.5 basis points	$798
Adjustment to annual interest expense if rate decreases 12.5 basis points	$(798)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(m)	Reflects the revenues and expenses of the 14 Probable Acquisition Properties and the nine transferred shopping centers which are assumed to be acquired through an effectively owned 14.5% non-controlling equity affiliate, considered probable of occurrence as of April 12, 2004 for the year ended December 31, 2003 as follows:

	14 Probable
	Acquisition	Nine Transferred
	Properties	Properties	Total
Revenues	$26,141	$21,016	$47,157

Operating and maintenance	2,950	2,291	5,241
Real estate taxes	2,969	2,158	5,127
Depreciation (1)	5,742	4,438	10,180
Interest (2)	6,786	5,956	12,742
Management fees	1,046	841	1,887

	19,493	15,684	35,177

	$6,648	$5,332	$11,980

Equity in net income of joint venture (3)			$2,723

Management fee income of $1,887 assumed to be earned by DDR on the equity affiliate based on an assumed rate of 4% of total income.

Certain of the 14 Probable Acquisition Properties were in the lease-up phase during 2003 and two of the transferred properties were under development or in the lease-up phase during 2003 and, therefore, the 2003 operating results are not reflective of the future operations of the properties in the aggregate.

The Company’s proportionate share of the purchase price is anticipated to be funded through cash obtained from the Company’s revolving credit facilities. As a result, an interest expense adjustment of $706 is reflected associated with the Company’s assumed $35.3 million investment in the equity investment calculated at an interest rate of 2.0%.

(1)	Determined depreciation utilizing a 40 year life for building based on the preliminary purchase price allocation.
(2)	Calculated at the affiliate’s effective market interest rate (4.2%) which assumes mortgage debt assumed of approximately $90 million and additional borrowings of approximately $210 million.
(3)	Calculated based on an effectively owned 14.5% joint venture with promoted interests.

(n)	Reflects the increase in interest expense as a portion of the Company’s purchase price is anticipated to be funded through the issuance of $300 million of unsecured senior notes at an estimated fixed rate of 5.25%.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(o)	Represents the minority interest expense associated with certain of the Probable Acquisition Properties based on approximately 537,000 units and an estimated annual expense of $1.69 per unit for 2003.

(p)	Reflects the adjustment to dividends associated with the assumed issuance of $200 million, offering costs estimated at $7.0 million, of preferred shares at 7.125%.

(q)	Pro forma income per common share is based upon the weighted-average number of DDR common shares assumed to be outstanding at December 31, 2003, which includes approximately 18.0 million common shares of DDR issued in conjunction with the JDN merger (3.5 million incremental shares on a weighted average basis) and approximately 15.0 million common shares assumed to be issued with a public offering.

In accordance with the SFAS 128, basic and diluted earnings per share from continuing operations is calculated as follows:

Income from continuing operations	$182,383
Add: Gain on disposition of real estate and real estate investments	83,907 (1)
Less: Preferred stock dividends	(55,690)
Write-off of original issuance costs associated with preferred operating partnership units and preferred shares redeemed	(10,710)

Basic — Income from continuing operations and applicable to Common shareholders	199,890
Add: Operating partnership minority interests	2,676

Diluted — Income from continuing operations and applicable to Common shareholders	$202,566

(1)	Amount represents actual gain on sale of assets from DDR and JDN during 2003. This amount excludes a non-recurring gain associated with the transfer of eight properties to an effectively owned 14.5% joint venture. This gain will be reflected in the historical statements of operations when the transaction is consummated net of the amount deferred relating to the Company’s retained ownership interest.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

Number of shares:
Basic — average shares outstanding	100,397
Effect of dilutive securities:
Stock options	1,131
Operating partnership minority interests	1,615
Restricted stock	76

Diluted shares — average shares outstanding	103,219

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$1.99
Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.96

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available

(Unaudited)

The following unaudited statement is a pro forma estimate of taxable income and operating funds available for the year ended December 31, 2003. The pro forma statement is based on the Company’s historical operating results for the twelve-month period ended December 31, 2003 adjusted for the effect of (i) the merger with JDN, (ii) the probable transfer of nine properties or interests therein to an effectively owned 14.5% joint venture and (iii) the Company’s probable acquisition of Benderson and certain other items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

This statement should be read in conjunction with (i) the Company’s Form on 10-K for the year ended December 31, 2003 and (ii) the pro forma condensed consolidated financial statements of the Company included elsewhere herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available

(Unaudited)

Estimate of Taxable Net Operating Income (in thousands):
DDRC historical income from continuing operations before extraordinary item, exclusive of property depreciation and amortization (Note 1)	$261,599
Acquired Properties — merger with JDN (Note 2)	(6,888)
Probable Acquisition Properties — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	79,844
Proposed Asset Transfers — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	(8,555)
Issuance of $275 million of unsecured senior notes	—
Release of restricted stock	—
Estimated tax depreciation and amortization (Note 3):
Estimated 2003 tax depreciation and amortization	(74,178)
Pro forma tax depreciation for properties acquired during 2003	(3,569)
Pro forma tax depreciation of Probable Acquisition Properties	(33,096)

Pro forma taxable income before dividends deduction	215,157
Estimated dividends deduction (Note 4)	(224,415)

$—

Pro forma taxable net operating income	$—

Estimate of Operating Funds Available (in thousands):
Pro forma taxable operating income before dividend deduction	$215,157
Add pro forma depreciation	110,843

Estimated pro forma operating funds available (Note 5)	$326,000

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available

(Unaudited)

Note 1 -	The historical earnings from operations represents the Company’s earnings from operations for the twelve months ended December 31, 2003 as reflected in the Company’s historical financial statements.

Note 2 -	The historical earnings from operations for the properties acquired during 2003 from the merger with JDN, the Probable Acquisition Properties and the proposed asset sales represent the revenues and certain expenses as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 2003 included elsewhere herein.

Note 3 -	Tax depreciation for the Company is based upon the Company’s tax basis in the properties which exceeds the historical cost basis, as reflected in the Company’s financial statements in accordance with generally accepted accounting principles, by approximately $37 million before accumulated depreciation. The costs are generally depreciated on a straight-line method over 40-year life for tax purposes.

Note 4 -	Estimated dividends deduction is calculated as follows:

Common share dividend (100,397,000 shares x $1.69(a) per share)	$169,671
Class C Preferred shares	4,815
Class D Preferred shares	2,982
Preferred Voting shares	2,370
Class F Preferred shares	12,900
Class G Preferred shares	10,960
Class H Preferred shares	6,467
Preferred Shares	14,250

$224,415

(a) The Company’s annualized dividend following the Benderson acquisition is expected to be $2.04 per common share commencing with the third quarter dividend payment schedule to be paid in October 2004. No pro forma adjustments have been made to the Company’s 2003 Dividends since the aggregate operating results for both JDN and Benderson in 2003 are not reflective of the future operating results due to the significant amount of assets under development or in lease up during 2003.

Note 5 -	Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
April 15, 2004	/s/ William H. Schafer
William H. Schafer
Senior Vice President and Chief Financial Officer